NanoSensors, Inc. Closes Acquisition of Cuchulainn Holdings in connection with Redirection of Operations

Thursday, January 17, 2:00 pm ET

REDWOOD CITY, Calif., January 17 -- NanoSensors, Inc. (“NanoSensors”) (OTC Bulletin Board: NNSR - News) today announced today that it has closed its acquisition of Cuchulainn Holdings, Inc., a Panamanian company (Cuchulainn). On November 28, 2007, NanoSensors announced that it had entered into a definitive merger agreement with Cuchulainn. This agreement was subject to usual and customary conditions which have now been satisfied or waived.

Cuchulainn has been licensed technology and other intellectual property in order for it to operate an online-based video console game wagering service (the “Service”). The Service enables gamers to compete against other gamers and place wagers on the outcomes of their games. The outcome of the game play will be determined entirely upon the skill of the individual participant. The Service will cater to an international community of gamers that play video games and place wagers online. In November 2007 Cuchulainn raised $620,000 (U.S.) in a private placement to fund initial development and structuring costs. Prior to commencing operation of the Service and making it available for public participation, NanoSensors and Cuchulainn will need to raise additional capital to fund its operation and marketing campaign.

At the time of closing, pursuant to the merger agreement, Cuchulainn merged with and into a wholly-owned subsidiary of NanoSensors and became the wholly-owned subsidiary of NanoSensors. In the merger, each outstanding share of Cuchulainn will be exchanged for .000565 share of a new class of NanoSensors Series A Convertible Preferred Stock which will vote on an “as converted” basis together with issued and outstanding shares of NanoSensors Common Stock. Each Series A Preferred Share for voting purposes is equal to, and upon conversion will be converted into, 199,604.068 shares of NanoSensors Common Stock. Cuchulainn had issued and outstanding 17,700,000 shares of common stock. As a result of the merger, the former shareholders of Cuchulainn will own 82.55% of the voting power of NanoSensors and current shareholders of NanoSensors own the remainder. The shares of NanoSensors Preferred Stock are issued under an exemption from registration under the Securities Act of 1933 and are restricted shares. NanoSensors will use its reasonable efforts to grant registration rights to the Cuchulainn shareholders.

Two shareholders and nominees of Cuchulainn, William Levy and Tom Hendren, will join the management team of NanoSensors and also will become directors of NanoSensors. Robert A. Baron, currently chairman of the Board of Directors and Interim Chief Executive Officer of NanoSensors, will remain as a director. Josh Moser, the Company’s Interim Chief Financial Officer, Vice President and Chief Operating Officer will also continue to be an executive officer of the NanoSensors.

Robert Baron, Interim Chief Executive Officer of NanoSensors, Inc., said, "We are extremely excited to finalize this transaction with Cuchulainn and are looking forward to working with the Cuchulainn team as we roll out this exciting new business. As we have stated previously, we will also be changing the name of the company from NanoSensors to one that is more associated to the chosen go-to-market brand and Service.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect" and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of NanoSensors are subject to certain risks and uncertainties, which could cause actual events or the actual future results of NanoSensors to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, NanoSensors' ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in NanoSensors' reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by NanoSensors or any other person that the objectives and plans of NanoSensors will be achieved.

CONTACT
Robert Baron
Interim Chief Executive Officer
(650) 641-2349
rbaron@fuse.net